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                                                                   EXHIBIT 10.28

                                 MTV ASIA LDC
                             8 Shenton Way #01-01
                               Treasury Building
                          Republic of Singapore 0106



                                August 1, 1996



Four Media Company Asia PTE Ltd.
30 Choon Guan Street #04-00
City South Telephone Exchange
Republic of Singapore 079809

         Re:  Agreement Dated As Of February 13, 1995 Between
              MTV Asia LDC and Four Media Company Asia
              PTE Ltd. - "MTV India" and "MTV Mandarin Opt-Out" Services
              ----------------------------------------------------------

Ladies and Gentlemen:

     Reference is hereby made to that certain Agreement dated as of February 13, 1995 between MTV Asia LDC ("MTVA") and Four Media Company Asia PTE Ltd. ("4MCA") (the "Agreement"), as amended from time to time. This letter sets forth the understanding between 4MCA and MTVA relating to 4MCA's provision of certain "MTV India" and "MTV Mandarin opt-out" services to MTVA under the Agreement and shall amend the Agreement accordingly. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

     1.  SERVICES.  The services to be provided by 4MCA to MTVA pursuant to the
         --------
Agreement shall include "MTV India" and "MTV Mandarin opt-out" services. Such services shall include 4MCA's installation, operation and maintenance of necessary systems, and 4MCA's development, staffing and performance of necessary procedures, in order to provide an "MTV India" service. Such services shall include an independent MTV India program feed and an MTV Mandarin "opt-out" program segment. Such services are further and more comprehensively described in the "MTV India Specification" attached hereto as Exhibit "A" and incorporated herein by reference, and shall be collectively referred to herein as the "Services."

     2.  ADDITIONAL CREW.  4MCA shall initially supplement the Origination Crew
         ---------------
with two additional Crew members. On the third month anniversary from the commencement date
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of the Services, MTVA and 4MCA shall review the need for the second additional
Crew member. 4MCA shall perform the Services in the event of staff absences, including without limitation, termination, illness, personal leave, National Service and similar absences, at no additional cost to MTVA.


     3.  EQUIPMENT.  4MCA shall acquire, install and maintain additional
         ---------
Equipment as specified in the list attached hereto as Exhibit "B" and incorporated herein by reference.

     4.  COMMENCEMENT DATE.  The parties acknowledge and agree that 4MCA shall
         -----------------
commence the acquisition of Equipment, hiring of the additional Crew members and other similar preparatory activities no later than August 1, 1996. The parties further agree that the commencement date for the performance of the Services shall be October 15, 1996, except that during the period from October 15, 1996 to no later than November 15, 1996, the Services shall not include (a) "local avails" insertions and (b) a S-VHS "back-up". From and after November 15, 1996, the Services shall include the items described in subparagraphs (a) and (b) of the prior sentence.

     5.  CONSIDERATION.  In consideration for 4MCA's performance of the
         -------------
Services, the Monthly Base Fee shall be increased by an amount equal to [*] Singapore Dollars [(*)] (the "Monthly Fee Increase"). Such increase shall become effective on October 1, 1996 or the commencement date of the Services, whichever is earlier, prorated as applicable for a partial month. The Monthly Fee Increase shall be increased annually in accordance with the provisions of Paragraph 6.1(b) of the Agreement.

     6.  EQUIPMENT FAILURE; TERMINATION; CREDIT OFFSET.  To reflect the added
         ---------------------------------------------
complexity of the Services described herein, MTVA acknowledges and agrees that MTVA's termination rights as described in Paragraphs 9.1(b), (c) and (d) of the Agreement shall not apply in the event of a Default and loss of origination signals caused by: (a) the failure of Equipment associated with the Services; or (b) the failure of the Master Control One Sony LMS 1000 and associated videotape machines in connection with the provision of the Services; or (c) the interruption of any aspect of the Origination Services which is a consequence of the failure of Equipment associated with the Services. Notwithstanding with foregoing, upon any Default and loss of origination signals in respect of the Services only, 4MCA shall grant to MTVA a prorated credit of the Monthly Fee Increase, to be calculated using the following standards:

         (a) Any interruption of a period of 60 seconds or more within a period of five consecutive minutes shall be treated as an interruption of five minutes; and
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Four Media Company Asia PTE Ltd.
August 1, 1996
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         (b) Two or more interruptions of any length occurring during any period of five consecutive minutes shall be treated as one interruption of five minutes.

In order to calculate the amount of the credit in any given month, the amount of the Monthly Fee Increase shall be multiplied by a fraction, the numerator of which is the number of minutes of interruption of the Services in such month and the denominator of which is the total number of minutes of the Services in such month. The parties acknowledge and agree that 4MCA shall not be required to grant to MTVA any credit with respect to performance of the Services during the period from October 15, 1996 to and including January 15, 1997 in order to provide 4MCA with a "grace period" to allow the Services to become fully operational.

     7.  CANCELLATION.  If MTVA exercises the Cancellation Option, then in
         ------------
addition to the Cancellation Fee described in Paragraph 2.2(b) of the Agreement, 4MCA shall pay an additional Cancellation Fee in an amount equal to [*] Singapore Dollars [(*)].

     8.  GUARANTEE.  MTVA's obligations hereunder shall be guaranteed by Viacom
         ---------
International Inc. and Polygram N.V. pursuant to the terms of the Guaranty in the form attached hereto as Exhibit "C" and incorporated herein by the reference.

     Unless otherwise specifically set forth herein, all of the terms and provisions of the Agreement applicable to the Services to be provided by 4MCA to MTVA thereunder shall apply with respect to the Services to be provided by 4MCA hereunder.

     If this letter reflects your understanding with respect to the subject matter contained herein, please indicate your acknowledgment and agreement of the terms hereof by signing this letter in the space provided below.

                                    Very truly yours,

                                    MTV ASIA LDC


                                    By:  /s/  P. Jamison
                                       ---------------------------------
                                    Name:  P. Jamison
                                         -------------------------------
                                    Its:   President
                                        --------------------------------


                       [SIGNATURES CONTINUED ON PAGE 4]
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Four Media Company Asia PTE Ltd.
August 1, 1996
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ACKNOWLEDGED AND AGREED:

FOUR MEDIA COMPANY ASIA PTE LTD.


By:    /s/  John H. Sabin
   ------------------------------------
Name:       John H. Sabin
     ----------------------------------
Its:        Exec. Vice-President
    -----------------------------------